Contact:	Deric Eubanks	Joe Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD INC. ANNOUNCES RESULTS OF SPECIAL MEETING OF STOCKHOLDERS

COMPANY TO TERMINATE REGISTRATION OF ITS COMMON STOCK

DALLAS, July 22, 2024 – Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”), today announced that at the Special Meeting of Stockholders held on July 22, 2024, the Company’s stockholders voted to approve proposals to effect a 1-for-10,000 reverse stock split of the Company’s common stock, which will be followed immediately by a 10,000-for-1 forward stock split, and to adopt a waiver on the prohibition on Rule 13e-3 transactions contained in Section 3.03 of the Investor Rights Agreement entered into as of November 6, 2019 by and among the Company, Archie Bennett, Jr., Monty J. Bennett and certain other parties.
The last day of trading on the NYSE American of the Company’s common stock will be July 26, 2024. The reverse and forward stock splits will be effected on July 29, 2024 at 5:01 p.m. Eastern Time and 5:02 p.m. Eastern Time, respectively.
As a result of the reverse stock split, each share of the Company’s common stock held by a stockholder of record owning fewer than 10,000 shares of the Company’s common stock in any one account immediately prior to the effective time of the reverse stock split will be converted into the right to receive $5.00 in cash, without interest, and such stockholders will no longer be stockholders of the Company. To be entitled to such cash payment, a stockholder must be a record holder of fewer than 10,000 shares immediately prior to the effective time of the reverse stock split. Investors who purchase fewer than 10,000 shares prior to the effective time of the reverse stock split and settle such purchases after the effective time shall not be entitled to such cash payment and instead their trades will be settled on a post-forward stock split basis. The cash payment will be made on or about August 7, 2024.

Stockholders owning 10,000 or more shares of the Company’s common stock in any one account immediately prior to the effective time of the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split, if any, and will instead remain stockholders in the Company holding, as a result of the forward stock split, the same number of shares of common stock as such stockholders held immediately before the effective time of the reverse stock split.
The Company has requested that the NYSE American LLC (“NYSE American”) suspend trading of Ashford common stock on the NYSE American and file with the Securities and Exchange Commission (“SEC”) a Form 25 to request the removal of the common stock from listing on NYSE American and to deregister the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.
As previously announced, the Company is undertaking the deregistration and delisting transaction to avoid the substantial cost and expense of being a public reporting company and to allow the Company to focus on continued growth and enhancing long-term stockholder value. The Company anticipates savings of approximately $2,500,000 on an annual basis as a result of the proposed deregistration and delisting transaction.
For more information regarding the Company’s deregistration and delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on June 21, 2024.
Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to consummate the transaction on the terms described herein, if at all; Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.